Exhibit 10.3

PUBLIC STORAGE

2016 EQUITY AND PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Option Agreement”) is made as of the ____ day of _________, 201__, (the “Grant Date”), by and between Public Storage (the “Trust”) and __________________, (the “Optionee”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Trust’s 2016 Equity and Performance-Based Incentive Compensation Plan (as amended from time to time, the “Plan”).

WHEREAS, the Board of Trustees of the Trust has duly adopted, and the shareholders of the Trust have duly approved, the Plan, which provides for the grant to Service Providers of options for the purchase of shares of the Trust’s common shares of beneficial interest, par value $.10 per share (the “Stock”), which may be granted from time to time as the Committee so determines; and

WHEREAS, the Trust has determined that it is desirable and in its best interests to grant to the Optionee, pursuant to the Plan, options to purchase a certain number of shares of Stock as compensation for services rendered to the Trust, and/or in order to provide the Optionee with an incentive to advance the interests of the Trust, all according to the terms and conditions set forth herein.

NOW,  THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1.	GRANT OF OPTION.

Subject to the terms of the Plan (the terms of which are incorporated by reference herein), the Trust hereby grants to the Optionee the right and option (the “Option”) to purchase from the Trust, on the terms and subject to the conditions hereinafter set forth, ________ shares of Stock.  This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Code.

2.	PRICE.

The purchase price (the “Option Price”) of the shares of Stock subject to the Option evidenced by this Option Agreement is $_________ per share (the Fair Market Value on the Grant Date).

3.	VESTING AND EXERCISE OF OPTION.

Except as otherwise provided herein, the Option granted pursuant to this Option Agreement shall be subject to exercise as follows:

3.1Vesting and Time of Exercise of Option.

Except as otherwise provided in this Option Agreement, the Option vests and becomes exercisable only during the Optionee’s period of Service.  Subject to the foregoing Service requirement, the Option vests and the Optionee may exercise the Option (subject to the limitations on exercise set forth in the Plan or in this Option Agreement), in installments as determined by the Committee as follows: [     ].  The foregoing installments, to the extent not exercised, shall accumulate and be exercisable, in whole or in part, at any time and from time to time, after becoming exercisable and prior to the termination of the Option; provided, that no single exercise of the Option shall be for less than 100 shares, unless the number of shares purchased is the total number at the time available for purchase under this Option.

3.2Exercise by Optionee and Compliance with Trading Blackout Periods and Company Securities Trading Policy.

During the lifetime of the Optionee, only the Optionee (or, in the event of the Optionee’s legal incapacity or incompetency, the Optionee’s guardian or legal representative) or a person or entity to whom the Optionee has transferred the Option in accordance with Section 5 hereof may exercise the Option.  The Optionee agrees to comply with any trading blackout periods and securities trading policies implemented by the Trust.

3.3Term of Option.

The Option shall have a term of ten years, subject to earlier termination in accordance with this Option Agreement or the terms of the Plan as determined by the Committee.

3.4Limitations on Exercise of Option.

In no event may the Option be exercised, in whole or in part, after ten years following the Grant Date, or after the occurrence of an event which results in termination of the Option.  In no event may the Option be exercised for a fractional share of Stock.

3.5Termination of Service.

Subject to Sections 3.6 and 3.7 hereof, upon the termination of the Optionee’s Service other than on account of death or Disability, the Optionee shall have the right at any time within 30 days after such termination (but before the Option terminates pursuant to Sections 3.3 and 3.4 above), to exercise, in whole or in part, any vested Option held by such Optionee at the date of such termination, to the extent such Option was exercisable immediately prior to such termination.  Any Option not vested on the date of such termination of Service shall immediately terminate.

3.6Rights in the Event of Death.

If the Optionee dies while in Service, then the executors or administrators or legatees or distributees of the Optionee’s estate shall have the right, at any time within one year after the date of the Optionee’s death (but before the Option terminates pursuant to Sections 3.3 and 3.4 above), to exercise the Option in full, regardless of whether the Option was exercisable immediately prior to the Optionee’s death.

3.7Rights in the Event of Disability.

If the Optionee terminates his or her Service by reason of the Optionee’s Disability (as defined under the Plan), then the Optionee shall have the right, at any time within one year after the date of the Optionee’s Disability (but before the Option terminates pursuant to Sections 3.3 and 3.4 above), to exercise the Option in full, regardless of whether the Option was exercisable immediately prior to the Optionee’s Disability.

3.8Reduction in Number of Shares Subject to Option.

The number of shares of Stock which may be purchased upon exercise of the Option pursuant to this Section 3 shall be reduced by the number of shares previously purchased upon exercise of the Option pursuant to this Section 3.

4.	METHOD OF EXERCISE OF OPTION.

The Option may be exercised to the extent that it has become exercisable hereunder by delivery to the Trust on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised.  Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made (a) in cash or by check payable to the order of the Trust; (b) through the tender to the Trust of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; (c) by a combination of the methods described in (a) and (b); or (d) with the consent of the Trust, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price.  Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a specified licensed broker applicable to the Trust as the agent for the Optionee and, at the time such shares of Stock certificate or certificates are delivered, the broker tenders to the Trust cash (or cash equivalents acceptable to the Trust) equal to the Option Price plus the amount, if any, of federal and/or other taxes which the Trust may, in its judgment, be required to withhold with respect to the exercise of the Option.  An attempt to exercise the Option granted other than as set forth above shall be invalid and of no force or effect.  Promptly after the exercise of the Option and the payment in full of the Option Price of the shares of Stock covered thereby, the Optionee shall be entitled to the issuance of a Stock certificate or certificates evidencing the Optionee’s ownership of such shares.

5.	LIMITATIONS ON TRANSFER.

The Option is not transferable by the Optionee, other than by will or the laws of descent and distribution in the event of death of the Optionee, and except that the Optionee may transfer, not for value, the Option in whole or in part to Family Members of the Optionee, provided that the transferee, in connection with the transfer, agrees in writing to be bound by all of the terms of this Option Agreement and the Plan and further agrees not to transfer the Option other than by will or the laws of descent and distribution in the event of the death of the transferee.  Following any transfer permitted by this Section 5, the transferee shall have all of the rights of the Optionee hereunder, and the Option shall be exercisable by the transferee only to the extent that the Option would have been exercisable by the Optionee had the Option not been transferred.  The Option shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

6.	RIGHTS AS SHAREHOLDER.

Neither the Optionee, nor any executor, administrator, distributee or legatee of the Optionee’s estate, nor any transferee hereof shall be, or have any of the rights or privileges of, a shareholder of the Trust in respect of any shares of Stock issuable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, and the name of the Optionee (or of such personal representative, administrator, distributee or legatee of the Optionee’s estate, or of such transferee) has been entered as the shareholder of record on the books of the Trust.

7.	DISCLAIMER OF RIGHTS.

No provision in this Option Agreement shall be construed to confer upon the Optionee the right to continue in Service, or to interfere in any way with the right and authority of the Trust or any Affiliate either to increase or decrease the compensation of the Optionee at any time or to terminate the Optionee’s Service.

8.	WITHHOLDING TAXES.

Upon the request of the Trust, the Optionee shall promptly pay to the Trust, or make arrangements satisfactory to the Trust regarding payment of, any federal, state or local taxes of any kind required by law to be withheld as a result of the Optionee’s exercise of the Option.  The Trust and its Affiliates shall have the right to deduct from payments of any kind otherwise due to the Optionee any such taxes.  The Optionee shall make any such payments in cash or cash equivalents or, subject to the prior approval of the Committee, which may be withheld in the Committee’s sole discretion, the Optionee may elect to satisfy the withholding obligation, in whole or in part, (i) by causing the Trust to withhold shares of Stock otherwise issuable to the Optionee pursuant to the Option or (ii) by delivering to the Trust shares of Stock already owned by the Optionee.  The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to the applicable withholding obligations.  The Optionee may deliver or have withheld only shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

9.	INTERPRETATION OF THIS OPTION AGREEMENT.

All decisions and interpretations made by the Committee with regard to any question arising under the Plan or this Option Agreement shall be binding and conclusive on the Trust and the Optionee and any other person entitled to exercise the Option as provided for herein.  In the event that there is any inconsistency between the provisions of this Option Agreement and of the Plan, the provisions of the Plan shall govern.

10.	GOVERNING LAW.

This Option Agreement is executed pursuant to and shall be governed by the laws of the State of Maryland (but not including the choice of law rules thereof).

11.	BINDING EFFECT.

Subject to all restrictions provided for in this Option Agreement and by applicable law relating to assignment and transfer of this Option Agreement and the Option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, transferees and assigns.

12.	NOTICE.

Any notice hereunder by the Optionee to the Trust shall be in writing and shall be deemed duly given if mailed or delivered to the Trust at its principal office, addressed to the attention of the Corporate Secretary, or if so mailed or delivered to such other address as the Trust may hereafter designate by notice to the Optionee.  Any notice hereunder by the Trust to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Trust.

13.	CLAWBACK.

The Option shall be subject to mandatory repayment by the Optionee to the Trust to the extent the Optionee is, or in the future becomes, subject to (i) any Trust “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable laws, or (ii) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws.

14.	ENTIRE AGREEMENT.

This Option Agreement and the Plan constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  Neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Trust and the Optionee; provided, however, that the Trust unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement, or caused this Option Agreement to be duly executed on their behalf, as of the day and year first above written.

OPTIONEE:	PUBLIC STORAGE

_____________________________________________	_____________________________________________
Name:	Name:
Title:

ADDRESS FOR NOTICE TO OPTIONEE:

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Number Street

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City State Zip Code

Signature Page to the Non-qualified Stock Option Agreement